UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 21, 2020

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

Envision Solar International, Inc.

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 8.01	Other Events.

On October 20, 2020, Beam Global and the City of San Diego agreed on the terms and conditions under which Beam Global is permitted by the City of San Diego to deploy its patented EV ARC™ 2020 charging stations in both city-owned and private locations through a public-private partnership with a corporate sponsor who will receive global naming rights to the network of EV ARC™ units. Under the proposed structure, the renewably-powered EV charging will be free for public use. On October 21, 2020, Beam Global issued a press release announcing its agreement with the City of San Diego to deploy its solar-powered EV charging infrastructure across the City. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact.  These forward-looking statements should not be relied upon as representing the Beam Global’s views as of any date after the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated October 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beam Global

Dated: October 21, 2020	By:	/s/ Katherine H. McDermott
	Name:	Katherine H. McDermott
	Title:	Chief Financial Officer

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